Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
This Settlement Agreement and Mutual Release (“Agreement”) is made by and between Pinnacle Entertainment, Inc. (“Pinnacle”) on the one hand, and RSUI Indemnity Company (“RSUI”) on the other hand. Pinnacle and RSUI shall be referred to herein individually as a “Party” and collectively as the “Parties.” The “Effective Date” of this Agreement is February 3, 2010.
RECITALS
WHEREAS, RSUI provided excess commercial property insurance to Pinnacle under policy NHD411008 (effective April 1, 2005 to April 1, 2006) with a limit of $50 million, part of $100 million excess of $150 million (the “Fourth Excess Layer Participation”) and policy NHD 411018 (effective April 1, 2005 to April 1, 2006) with a limit of $150 million, excess of $250 million (the “Fifth Excess Layer Participation”) (collectively, the “RSUI Policies”) that insured Pinnacle against, inter alia, loss resulting from property damage and business interruption to, among other locations, the Casino Magic hotel and casino and certain other Pinnacle properties formerly located in Biloxi, Mississippi (“Casino Magic”), and the Boomtown Casino in Harvey, Louisiana (“Boomtown”), subject to such policies’ terms and conditions; and
WHEREAS, on or about August 29, 2005, Hurricane Katrina made landfall in an area between eastern Louisiana and western Mississippi, causing catastrophic damage to Casino Magic and Boomtown; and

WHEREAS, Pinnacle sought coverage under the RSUI Policies and other policies in its first-party property insurance program for the 2005-2006 policy period for the losses it sustained that related to or arose out of damage to Casino Magic, Boomtown, and other properties, caused by Hurricane Katrina, including for property damage to Pinnacle’s covered property and resultant business interruption loss (the “Insurance Claim”); and
WHEREAS, on or about August 1, 2006, Pinnacle filed a lawsuit in the United States District Court for the District of Nevada (the “Court”), entitled Pinnacle Entertainment, Inc. v. Allianz Global Risks US Insurance Company, et al., Case No. 2:06-cv-00935-RCJ-LRL, alleging, inter alia, breach of contract, bad faith, and breach of statutory duties in violation of Nevada Revised Statutes Section 686A.310, and seeking declaratory relief against RSUI, Allianz Global Risks US Insurance Company (“Allianz”) and Arch Specialty Insurance Company (“Arch”) (the “Coverage Action”); and
WHEREAS, on or about April 30, 2008, RSUI paid to Pinnacle $2,017,908.32 which RSUI contended represented payment of its undisputed portion of the Insurance Claim (the “April 30, 2008 Payment”); and
WHEREAS, Pinnacle and RSUI desire to settle any disputes between them which they now have or may later have regarding the Coverage Action and the Insurance Claim, including any claim, demand, or cause of action related to the loss caused by Hurricane Katrina that was made or could have been made in the Coverage Action and/or the Insurance Claim;

NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree by and among themselves, each with the other, as follows:
AGREEMENT
1. PAYMENT.
1.1. Payment By RSUI. Within ten (10) calendar days of the Effective Date, RSUI shall pay via wire transfer (at Pinnacle’s direction) the amount of Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000.00) to Pinnacle Entertainment, Inc. The foregoing payment shall be referred to herein as the “Settlement Payment.” None of the Settlement Payment is for bad faith damages claimed by Pinnacle.

2. RELEASES.
2.1. Release by Pinnacle. Upon Pinnacle’s successful receipt of the Settlement Payment, but subject to the Court’s entry of the stipulated dismissal referenced in Section 3.1, Pinnacle and each of its parents, subsidiaries, predecessors, successors and assigns (the “Pinnacle Releasors”), do forever release RSUI, and each of its past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, reinsurers (but only to the extent such reinsurer is a reinsurer of RSUI on the RSUI Policies), attorneys, and representatives, and each of them (collectively, the “RSUI Releasees”), of and from any and all liabilities, claims, defenses, causes of action, appeals, obligations, duties, penalties, attorneys’ fees, costs, damages, or injuries of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, including any claim for contribution, indemnity or subrogation, whether contingent or liquidated, which the Pinnacle Releasors have relating to or arising out of: (a) the Insurance Claim; (b) the Coverage Action, including, without limitation, any claims for breach of the RSUI Policies, breach of any implied covenant of good faith and fair dealing, bad faith, violations of Nevada Revised Statutes Section 686A.310, and/or punitive, exemplary and/or extra-contractual damages or penalties; (c) the April 30, 2008 Payment; and/or (d) the Settlement Payment. Notwithstanding anything else in this Agreement, the Pinnacle Releasors are not releasing the RSUI Releasees, or any of them, from any duties or obligations under this Agreement.

2.2. Release by RSUI. In exchange for the foregoing release and other valuable consideration, RSUI, and each of its parents, subsidiaries, predecessors, successors and assigns (the “RSUI Releasors”), upon Pinnacle’s successful receipt of the Settlement Payment, but subject to the Court’s entry of the stipulated dismissal referenced in Section 3.1, do forever release Pinnacle and each of its past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, insurers (including, without limitation, Allianz and Arch) , reinsurers (but only to the extent such reinsurer is not a reinsurer of RSUI on the RSUI Policies), attorneys, and representatives, and each of them (collectively, the “Pinnacle Releasees”), of and from any and all liabilities, claims, defenses, causes of action, appeals, obligations, duties, penalties, attorneys’ fees, costs, damages, or injuries of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, including any claim for contribution, indemnity or subrogation, whether contingent or liquidated, which the RSUI Releasors have relating to or arising out of: (a) the Insurance Claim; (b) the Coverage Action, including, without limitation, any claims for breach of the RSUI Policies, breach of any implied covenant of good faith and fair dealing, bad faith and/or any claims relating to the tender or investigation of the Insurance Claim; (c) the April 30, 2008 Payment; and/or (d) the Settlement Payment. Notwithstanding anything else in this Agreement, the RSUI Releasors are not releasing the Pinnacle Releasees, or any of them, from any duties or obligations under this Agreement.

2.3. All Claims Included. With respect to the claims specifically released in Sections 2.1 and 2.2 above, the Parties agree that this Agreement includes all claims of every kind and nature relating to the Settlement Payment, the April 30, 2008 Payment, the Insurance Claim, or the Coverage Action. As it pertains to such released claims, the Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction. Section 1542 reads in pertinent part:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties each hereby acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction was separately bargained for and that they would not enter into this Agreement unless it included a broad release of all unknown claims relating to the Settlement Payment, the April 30, 2008 Payment, the Insurance Claim and/or the Coverage Action. This release does not include any claims of fraud and/or misrepresentation in the inducement of this Agreement. The Parties each expressly agree that all release provisions in this Agreement shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown, unsuspected and/or future claims, demands and causes of action. The Parties each assume for themselves the risk of the subsequent discovery or understanding of any matter, fact or law, that if now known or understood, would in any respect have affected his, her or its entering into this Agreement.

3. COVENANTS.
3.1. Stipulated Dismissal With Prejudice And Withdrawal Of Motions. Pinnacle covenants that within five (5) business days of its successful receipt of the Settlement Payment, it will deliver to counsel for RSUI a stipulated dismissal with prejudice of the Coverage Action, and without costs, sanctions, or attorneys’ fees against any of the Parties, in substantially the same form as Exhibit 1 hereto. RSUI covenants that it shall, in turn, execute and file such stipulated dismissal in the United States District Court for the District of Nevada. Each of the Parties further covenant that upon this Agreement being fully executed, they shall both move the Court to withdraw all pending motions filed against each other in the Coverage Action.

4. REPRESENTATIONS AND WARRANTIES.
4.1. Prudence. The Parties, and each of them, represent and warrant that in executing this Agreement they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims hereunder and regarding all matters which relate in any way to the subject matter hereof, and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any party or by any person representing any party to this Agreement. The Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the settlement, this Agreement and all of the matters pertaining thereto, as he, she or it deems necessary. Each Party assumes the risk of mistake as to facts or law.
4.2. Authority to Extinguish Claims. The Parties hereby represent and warrant that the person executing this Agreement on their behalf has taken all necessary action to approve the making and performance of this Agreement, that he or she is competent to execute this instrument and that he or she is duly authorized, and has the full right and authority, to execute this Agreement on such Party’s behalf.
4.3. No Assignment or Transfer of Claims. The Parties, and each of them, warrant and represent to each other that they retain the sole right to and ownership of all rights, title and interest in and to every claim they release herein and that they have not assigned, committed, or permitted, or agreed to any sale, encumbrance, hypothecation or transfer, whether by operation of law or otherwise, or otherwise transferred any interest in any of the claims they release herein to any other person or entity.

5. MISCELLANEOUS.
5.1. Headings. Section headings are for convenience only and shall not be construed to change or affect the text of this Agreement.
5.2. Integration. Except for the RSUI Policies, this Agreement and the attachments incorporated herein contain the entire agreement between and among the Parties relating to the Settlement Payment, the April 30, 2008 Payment, the Insurance Claim and the Coverage Action, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, relating to those matters, including, without limitation, the February 3, 2010 Memorandum of Understanding, are merged into this Agreement.
5.3. Governing Law And Jurisdiction. This Agreement is governed by Nevada law, without regard to Nevada’s conflict of law principles. The United States District Court for the District of Nevada shall retain exclusive jurisdiction to resolve any disputes that may arise as to the validity, enforceability, performance, interpretation, administration or enforcement of this Agreement.

5.4. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall be deemed continuing and shall survive the Effective Date of this Agreement.
5.5. Further Assurances. The Parties agree to execute such other documents and take such actions as may reasonably be necessary to further the purpose of this Agreement.
5.6. No Benefit to Non-Settling Parties. Except as expressly provided herein, this Agreement shall not confer any right or benefit upon, or release from liability any person or entity who is not a Party to this Agreement.
5.7. Counterpart Originals. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. Facsimile signatures shall be considered the same as originals.
5.8. Binding Effect. This Agreement binds and inures to the benefit of the Parties, their assigns, heirs, administrators, executors, representatives, beneficiaries and successors, and each of them.
5.9. Modification. This Agreement cannot be modified or amended except by written agreement signed on behalf of each of the Parties.
5.10. Waiver. No provision of this Agreement may be waived except by written instrument signed by the Party waiving that provision. A waiver of one provision is not a waiver of any other. Failure to enforce any provision of this Agreement shall not waive that provision or any other.

5.11. Construction. Any rule of construction to the effect that ambiguities in a writing are to be construed against the drafting party does not apply in the interpretation of this Agreement, or any portion hereof, which has actively been negotiated and drafted by counsel for each of the Parties, and all of them.
5.12. No Admissions. None of the Parties have made, nor shall they be deemed to have made, any admission of any kind by their negotiation of or entry into this Agreement. Neither this Agreement nor any provision contained herein shall be construed by any person as an admission by any of the Parties of any liability for, related to or arising out of any of the claims released herein or any other claims of any other nature. The Parties are entering into this Agreement for the purpose of resolving disputed issues between them and to avoid the costs and risks of litigation with respect to such resolved issues. This Agreement shall have no precedential value in any future claims between Pinnacle and RSUI or any other party.
5.13. Severability. Provided the remainder of this document does not frustrate the purpose and intent of the law and the Parties in entering into this Agreement, in the event that any portion of this Agreement shall be judicially determined to be invalid or unenforceable to any extent, the same shall to that extent be deemed severable from this Agreement and the invalidity or unenforceability thereof shall not affect the validity and enforceability of the remaining portion of this Agreement.

6. DECLARATIONS.
BY SIGNING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND DECLARES: (A) THAT THE PARTY HAS FULLY AND CAREFULLY READ THE AGREEMENT; (B) THAT THE PARTY CLEARLY UNDERSTANDS THAT THE AGREEMENT IS A COMPLETE AND FINAL SETTLEMENT; (C) THAT THE PARTY CLEARLY UNDERSTANDS THE MEANING, PURPOSE, AND INTENT OF EACH PROVISION OF THE AGREEMENT, AND THAT EACH PROVISION IS CLEAR AND DEFINITE; (D) THAT PINNACLE ON THE ONE HAND, AND RSUI ON THE OTHER, HAVE NOT RELIED UPON ANY REPRESENTATION OF THE OTHER IN AGREEING TO THE TERMS OF THIS AGREEMENT; AND (E) THAT THE PARTY HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL WITH RESPECT TO NEGOTIATING, EXPLAINING, AND ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties, and each of them, hereby execute this Settlement Agreement and Mutual Release in consideration of the mutual promises made herein, as of the dates indicated below.

APPROVED AND AGREED TO: PINNACLE ENTERTAINMENT, INC.
Dated: February 4, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Its: Executive Vice President, General Counsel and Secretary

RSUI INDEMNITY COMPANY
Dated: February 8, 2010	By:	/s/ Michael Koski
Its: VP, Claims

Exhibit 1
BROWNSTEIN HYATT FARBER SCHRECK LLP
James J. Pisanelli (NV SBN 4027)
300 South Fourth Street, Suite 1200
Las Vegas, Nevada 89101
Telephone: (702) 382-2101
IRELL & MANELLA LLP
Marc S. Maister (CA SBN 155980)
Harry J. Schulz, III (CA SBN 205625)
840 Newport Center Drive, Suite 400
Newport Beach, California 92660-6324
Telephone: (949) 760-0991
Attorneys for Plaintiff
Pinnacle Entertainment, Inc.
UNITED STATES DISTRICT COURT
DISTRICT OF NEVADA

PINNACLE ENTERTAINMENT,	)	Case No. 2:06-cv-00935-RCJ-LRL
INC., a Delaware corporation,	)
	)	JOINT STIPULATION AND
Plaintiff,	)	REQUEST FOR DISMISSAL
	)	PURSUANT TO FEDERAL RULE
vs.	)	41(a); [PROPOSED] ORDER
	)	THEREON
ALLIANZ GLOBAL RISKS US	)
INSURANCE COMPANY, a California	)
corporation, ARCH SPECIALTY	)
INSURANCE COMPANY, a	)
Wisconsin corporation, and RSUI	)
INDEMNITY COMPANY, a New	)
Hampshire corporation,	)
)
Defendants.	)
)
)

STIPULATED REQUEST FOR DISMISSAL PURSUANT TO FEDERAL RULE 41(a) AND ORDER THEREON

IT IS HEREBY STIPULATED AND AGREED TO by Plaintiff Pinnacle Entertainment, Inc. (“Pinnacle”) and Defendant RSUI Indemnity Company (“RSUI”), through their designated counsel, that pursuant to FRCP 41(a)(2), the above-captioned matter be, and hereby is, dismissed with prejudice. These two parties have entered into a settlement agreement resolving all issues, claims and disputes with respect to this matter. Each party is to bear its own attorneys’ fees, costs and expert fees/costs. Since there are no more parties or claims in the case, this case should be dismissed in its entirety.

Dated: February __, 2010	CLAUSEN MILLER PC
By:
Andrew Jacobson
Attorneys for Defendant RSUI Indemnity Company

Dated: February __, 2010	IRELL & MANELLA LLP
By:
Harry J. Schulz, III
Attorneys for Plaintiff Pinnacle Entertainment, Inc.

IT IS SO ORDERED:

UNITED STATES DISTRICT JUDGE

DATED:

-1-	STIPULATED REQUEST FOR DISMISSAL PURSUANT TO FEDERAL RULE 41(a) AND ORDER THEREON